UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2007

Accredited Home Lenders Holding Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32275	04-3669482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15253 Avenue of Science

San Diego, California 92128

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 690-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting.

Accredited Home Lenders Holding Co. (the “Company”), as guarantor, along with its indirect subsidiary, Accredited Mortgage Loan REIT Trust (the “REIT”), as issuer, issued a press release on October 19, 2007 announcing that the REIT intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about October 29, 2007 to delist its 9.75% Series A Perpetual Cumulative Preferred Shares (the “Preferred Shares”) from the New York Stock Exchange and that the REIT and the Company each expect to file a Form 15 with the SEC on or about November 8, 2007 to terminate the registration of the Preferred Shares and the Company’s guarantee of the Preferred Shares under the Securities Exchange Act of 1934. A copy of the press release is filed as Exhibit 99.1 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Accredited Home Lenders Holding Co. dated as of October 19, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2007

Accredited Home Lenders Holding Co.

By:	/s/ David E. Hertzel
David E. Hertzel
General Counsel

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